A special meeting of the fund's shareholders was held on March 24, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval.*
	# of Votes	% of Votes
Affirmative	5,641,899,809.90	76.930
Against	1,195,910,893.93	16.307
Abstain	258,684,030.15	3.527
[Broker Non-Votes]	237,317,184.17	3.236
TOTAL	7,333,811,918.15	100.000
PROPOSAL 2
To approve the inclusion of language inadvertently omitted from the Amended and Restated Declaration of Trust presented to shareholders in June 2001.*
	# of Votes	% of Votes
Affirmative	6,758,135,344.08	92.150
Against	290,380,904.34	3.960
Abstain	285,295,669.73	3.890
TOTAL	7,333,811,918.15	100.000
PROPOSAL 3
To elect a Board of Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	6,986,573,775.53	95.265
Withheld	347,238,142.62	4.735
TOTAL	7,333,811,918.15	100.000
	# of Votes	% of Votes
Ralph F. Cox
Affirmative	6,972,215,836.08	95.069
Withheld	361,596,082.07	4.931
TOTAL	7,333,811,918.15	100.000
Laura B. Cronin
Affirmative	6,984,375,675.44	95.235
Withheld	349,436,242.71	4.765
TOTAL	7,333,811,918.15	100.000
Robert M. Gates
Affirmative	6,981,063,293.96	95.190
Withheld	352,748,624.19	4.810
TOTAL	7,333,811,918.15	100.000
George H. Heilmeier
Affirmative	6,981,086,173.64	95.190
Withheld	352,725,744.51	4.810
TOTAL	7,333,811,918.15	100.000
Abigail P. Johnson
Affirmative	6,970,753,191.54	95.050
Withheld	363,058,726.61	4.950
TOTAL	7,333,811,918.15	100.000
Edward C. Johnson 3d
Affirmative	6,970,410,843.13	95.045
Withheld	363,401,075.02	4.955
TOTAL	7,333,811,918.15	100.000
Donald J. Kirk
Affirmative	6,977,181,783.66	95.137
Withheld	356,630,134.49	4.863
TOTAL	7,333,811,918.15	100.000
	# of Votes	% of Votes
Marie L. Knowles
Affirmative	6,987,619,394.87	95.280
Withheld	346,192,523.28	4.720
TOTAL	7,333,811,918.15	100.000
Ned C. Lautenbach
Affirmative	6,991,038,771.41	95.326
Withheld	342,773,146.74	4.674
TOTAL	7,333,811,918.15	100.000
Marvin L. Mann
Affirmative	6,976,048,339.97	95.122
Withheld	357,763,578.18	4.878
TOTAL	7,333,811,918.15	100.000
William O. McCoy
Affirmative	6,976,743,035.70	95.131
Withheld	357,068,882.45	4.869
TOTAL	7,333,811,918.15	100.000
Robert L. Reynolds
Affirmative	6,989,941,130.39	95.311
Withheld	343,870,787.76	4.689
TOTAL	7,333,811,918.15	100.000
William S. Stavropoulos
Affirmative	6,987,371,028.43	95.276
Withheld	346,440,889.72	4.724
TOTAL	7,333,811,918.15	100.000
* Denotes trust-wide proposals and voting results.